UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  December 22, 2015

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

ITT Educational Services, Inc. (the “Company”) and Liberty Mutual Insurance Company (“Liberty Mutual”) entered into a Pledge and Security Agreement for Guarantee of Deductible and/or Loss Limit Reimbursement (the “Security Agreement”), which was fully executed on December 22, 2015.  Pursuant to the Security Agreement, the Company has deposited approximately $2.2 million in a cash collateral account held by Liberty Mutual, which secures the Company’s obligations to Liberty Mutual in connection with certain workers’ compensation insurance policies issued by Liberty Mutual for the benefit of the Company.  As a result of the Company’s deposit of this cash collateral with Liberty Mutual, the letter of credit that the Company had previously caused to be issued to Liberty Mutual under the Credit Agreement dated as of March 21, 2012, as amended, among the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and Wells Fargo, N.A., as documentation agent (the “Credit Agreement”), was cancelled, and cash collateral in the amount of approximately $2.3 million held to secure that letter of credit was returned to the Company.  The Company expects to deposit an additional approximately $0.5 million in the cash collateral account held by Liberty Mutual before January 30, 2016, as a result of the recent renewal of its workers’ compensation insurance policies.  The Company expects to save approximately $0.1 million annually in fees by cancelling the letter of credit.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 26, 2015, the Company received James D. Fowler’s resignation as a member of the Company’s Board of Directors to focus on personal matters that are unrelated to any matter involving the Company.  As provided by the Company’s Restated Certificate of Incorporation, the remaining members of the Company's Board of Directors may, by majority vote, fill the vacancy. The Nominating and Corporate Governance Committee of the Company's Board of Directors will make a determination at a later date regarding whether and when the vacancy will be filled.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is being filed herewith:

Exhibit No.                                    Description

10.1
Pledge and Security Agreement for Guarantee of Deductible and/or Loss Limit Reimbursement Agreement, dated as of December 15, 2015, by and between ITT Educational Services, Inc. and Liberty Mutual Insurance Company

Except for the historical information contained herein, the matters discussed in this document are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company’s management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the impact of the company’s late filings with the SEC, including the 2014 Form 10-K and the first quarter 2015 Form 10-Q; the impact of adverse actions by the U.S. Department of Education related to certain deficiencies, the action by the U.S. Securities and Exchange Commission against the company and the company’s failure to submit its 2013 audited financial statements and 2013 compliance audits with the U.S. Department of Education by the due date; the impact of the consolidation of variable interest entities on the company and the regulations, requirements and obligations that it is subject to; the inability to obtain any required amendments or waivers of noncompliance with covenants under the company’s financing agreement; the company’s inability to remediate material weaknesses, or the discovery of additional material weaknesses, in the company’s internal control over financial reporting; the company’s exposure under its guarantees related to private student loan programs; the outcome of litigation, investigations and claims against the company; the effects of the cross-default provisions in the company’s financing agreement; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company’s eligibility to participate in, student financial aid programs utilized by the company’s students; business conditions in the postsecondary education industry and in the general economy; the company’s failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company’s ability to implement its growth strategies; the company’s ability to retain or attract qualified employees to execute its business and growth strategies; the company’s failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company’s existing program offerings and new curricula; the company’s ability to repay moneys it has borrowed; the company’s ability to collect internally funded financing from its students; and other risks and uncertainties detailed from time to time in the company’s filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2015

ITT Educational Services, Inc.

By:  /s/ Rocco F. Tarasi, III
       Name: Rocco F. Tarasi, III
       Title: Interim Executive Vice President,
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                           Description

10.1
Pledge and Security Agreement for Guarantee of Deductible and/or Loss Limit Reimbursement Agreement, dated as of December 15, 2015, by and between ITT Educational Services, Inc. and Liberty Mutual Insurance Company

5